SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): September 11, 2003

LEVI STRAUSS & CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-36234 (Commission File Number)	94-0905160 (I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(415) 501-6000

(Registrant’s telephone number, including area code)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press release of Moody’s Investors Service dated September 11, 2003.
99.2	Press release of Fitch Ratings dated September 12, 2003.

ITEM 9.	REGULATION FD DISCLOSURE

On September 11, 2003, Moody’s Investors Service (“Moody’s”) issued a press release regarding its decision to place our ratings on review for possible downgrade. Attached hereto as Exhibit 99.1 is a copy of the Moody’s press release dated September 11, 2003 titled “Moody’s Investors Service Places the Ratings of Levi Strauss & Co. Under Review For Possible Downgrade.”

On September 12, 2003, Fitch Ratings (“Fitch”) issued a press release affirming a “B” rating on our $1.7 billion senior unsecured debt. In addition, Fitch stated that our proposed $650 million asset-based loan due 2007 is expected to be rated by Fitch at “BB” and our proposed $500 million term loan due 2009 is expected to be rated by Fitch at “BB-.” Upon closing of our new bank credit facility, the “BB-” ratings on our $375 million revolver and $368 million term loan will be withdrawn and the new bank facility ratings will become effective. Attached hereto as Exhibit 99.2 is a copy of Fitch’s press release dated September 12, 2003 titled “Fitch Affirms Levi Strauss At “B” – Rates Proposed ABL/Term Loan “BB/BB-.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	September 15, 2003	By:	/s/ WILLIAM B. CHIASSON
		Name:	William B. Chiasson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Moody’s Investors Service dated September 11, 2003.

99.2	Press release of Fitch Ratings dated September 12, 2003.